SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 21, 2006

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572 (Commission File Number)	13-1166910 (IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a meeting of the Board of Directors of Phillips-Van Heusen Corporation held on September 21, 2006, the Board elected Margaret L. Jenkins and Craig Rydin to fill vacancies on the Board for a term commencing ending at the 2007 annual meeting of stockholders.  Ms. Jenkins will serve on the Board’s Nominating & Governance Committee, and Mr. Rydin will serve on the Board’s Compensation Committee.  There is no arrangement or understanding between either Ms. Jenkins or Mr. Rydin and any other person pursuant to which either of them was selected as a director, nor are there any disclosable arrangements under Item 404(a) of Regulation S-K.

Ms. Jenkins has been the Chief Marketing Officer of Denny’s Corporation since 2002, previous to which she was the head of marketing at El Pollo Loco Restaurants, Inc.  She also serves on a regional board of the National Urban League.

Mr. Rydin has been Chief Executive Officer of Yankee Candle since 2001 and its Chairman since 2003.  Prior to joining Yankee Candle, Mr. Rydin held senior executive positions in the Away From Home, Godiva and Pepperidge Farm divisions of Campbell Soup Company.  He is also on the Board of Directors of Priceline.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ Mark D. Fischer Mark D. Fischer, Vice President
Date: September 22, 2006